EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings Bank	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES RECORD EARNINGS FOR THE THIRD QUARTER AND

DECLARES A DIVIDEND

YOUNGSTOWN, Ohio (October 22, 2019) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), announced today third quarter net income of $10.5 million, an increase of 10.2% compared to the same quarter in 2018. Diluted earnings per share (“EPS”) totaled $0.218, a 14.7% improvement over the $0.190 per share reported for the quarter ended September 30, 2018.

Third quarter 2019 highlights:

•	ROA of 1.46%, ROE of 13.1%, ROTE of 14.2% for the quarter

•	Total loan growth of 6.1% annualized for the quarter

•	Average customer deposit growth of 7.2% compared to third quarter 2018

•	Fee income (noninterest income) increase of 14.1% compared to third quarter 2018

•	Noninterest expense decrease of 4.8% compared to third quarter of 2018

•	Pretax preprovision income of $13.6 million, a 13.3% increase compared to third quarter 2018

•	Efficiency ratio of 52.2%

•	Declared a dividend of $0.08 per common share

Gary M. Small, President and Chief Executive Officer of the Company commented, “We are very pleased to report a 10.2% earnings increase for the quarter in light of the very challenging rate environment the industry is experiencing.”

Small continued, “Strong loan growth, excellent residential mortgage origination efforts, and diligent expense management were the keys to success. Expect a continuation of this theme over the remainder of the year. We are very well positioned to deliver a strong financial contribution to the Home Savings/First Defiance combination slated for the first quarter of 2020.”

Strong Loan and Deposit Growth

Total loans grew $117.9 million (including loans held for sale), or 5.3%, during the last twelve months and $35.3 million, or 6.1% annualized, compared to the previous quarter. At September 30, 2019, total net loans (including loans held for sale) aggregated $2.4 billion.

The increase in total loans for the period was driven by an increase in commercial loans, which grew $62.3 million, or 6.7%, over the last twelve months. The growth in commercial loans in comparison to the prior quarter was $19.7 million, or 8.1% annualized. Mortgage loans (including loans held for sale) increased $52.9 million, or 5.1%, over the previous twelve months and increased $10.8 million, or 4.0% annualized, during the past three months. While consumer loan growth is flat over the last twelve months, the Company realized $4.1 million in growth for the quarter, a 6.0% annualized increase. The Company continues to see increases in its indirect auto business even as conditions remain challenging with regard to home equity balances.

Average quarterly customer deposits (which exclude brokered certificates of deposit) increased $140.4 million, or 7.2%, from September 30, 2018 and is flat compared to June 30, 2019. The growth in average customer deposits over the last twelve months was primarily driven by increases in interest bearing checking and money market accounts of $134.6 million or 21.2% and increases in non-interest bearing accounts of $29.1 million, or 7.6%. This was offset by declines in savings accounts and certificates of deposit. Much of this deposit growth is in business deposits which have increased 27.8% compared to the third quarter of 2018 and 5.0% over the past three months.

Net Interest Income and Margin

Net interest income totaled $21.6 million on a fully taxable equivalent (FTE) basis for the quarter ended September 30, 2019 compared to $21.7 million for the quarter ended September 30, 2018. Average earning assets grew $79.8 million during this time but it was offset by a 12 basis point decline in the net interest margin.

The net interest margin on an FTE basis was 3.21% for the third quarter of 2019 compared to 3.33% in the third quarter of 2018. Excluding the effects of purchase accounting adjustments, the net interest margin was 3.18% in the third quarter of 2019 compared to 3.27% in the third quarter of 2018. The 9 basis point decline in the net interest margin, excluding purchase accounting, was due to declining interest rates and an inverted yield curve.

The net interest margin on a linked quarter basis declined 12 basis points from 3.33% in the second quarter of 2019 to 3.21% in the third quarter of 2019. Excluding the effects of purchase accounting adjustments, the net interest margin was 3.18% in the third quarter of 2019 compared to 3.29% in the second quarter of 2019. The dramatic fall in interest rates in the third quarter along with continued treasury curve inversion continues to place pressure on margins. In addition, the funding pressures in the repo market in September increased funding costs associated with short term FHLB advance and short term brokered CDs decreasing margin by one basis point. The Company expects stabilization in its net interest margin at these levels in the fourth quarter as higher rate money market specials and CD’s begin to reprice which should help to offset the continued decline in asset yields.

Asset Quality Remains Strong

Asset quality remained strong during the third quarter. At September 30, 2019, nonperforming loans aggregated $10.3 million compared to $12.9 million at the end of the previous quarter. The Company’s level of nonperforming loans did move up at the end of the previous quarter, primarily as a result of a single credit.

A substantial portion of this credit was paid off in the current quarter, which reduced nonperforming loans. The allowance for loan losses at the end of the period, as a percent of nonperforming loans was 193.7%. The allowance for loan losses as a percent of loans totaled 0.88% at September 30, 2019 compared to .91% the previous quarter.

The Company recognized a provision for loan losses of $701,000 for the third quarter of 2019, compared to a negative provision of $51,000 in the third quarter of 2018. For nine months of the year the provision totaled $712,000 compared to $520,000 the previous year. Net charge offs to average loans were seven basis points for the nine months ended September 30, 2019 and delinquencies continue to trend downward.

Non-Interest Income

Non-interest income increased 14.1%, or $869,000, to $7.0 million for the third quarter of 2019 compared to $6.1 million for the same quarter last year. The primary reason for this is an increase in mortgage banking income (gain on sale) of $1.1 million along with solid increases in brokerage income, mortgage servicing fees and trading and security gains. This was offset by a decrease in the value of mortgage servicing rights of $330,000. The decrease in the mortgage servicing rights valuation was due to the dramatic drop in long term interest rates and the commensurate rise in mortgage prepayment speeds. At the end of the third quarter, the Company had a $1.9 million valuation allowance associated with its mortgage servicing rights. Steady or rising interest rates should allow the Company to recoup most of this allowance over the next 18 months.

The increase in mortgage banking income was primarily driven by increased margins when comparing the third quarter of 2019 to the third quarter of 2018. Pricing in the market has been much more disciplined in 2019 compared to 2018 while hedging costs for the construction loans being sold have been much lower in 2019.

Non-Interest Expense

Non-interest expense was $15.0 million for the third quarter of 2019 compared to $15.8 million during the third quarter of 2018, a decrease of $761,000, or 4.8%. This decrease was driven by a decline in salaries and benefits along with a reduction in FDIC expense related to a credit adjustment on premiums. The Company continues to focus on disciplined expense management as an offset to the challenging rate environment that exists today. The Company’s efficiency ratio improved to 52.2% for the current quarter versus 57.3% for the same quarter a year ago.

Dividend

On October 22, 2019, the Board of Directors declared a quarterly cash dividend of $0.08 per common share payable November 8, 2019 to shareholders of record November 1, 2019.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, October 23, 2019, at 10:00 a.m. ET, to provide an overview of the Company’s third quarter 2019 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 3rd Quarter 2019 Conference Call on our corporate profile page to join the webcast.

Home Savings is a wholly owned subsidiary of the Company, offering a full line of commercial, wealth management and consumer banking products and services with 33 retail banking offices (32 in Ohio and one in Pennsylvania). Home Savings also has residential mortgage loan centers servicing Ohio, West Virginia, western Pennsylvania, northern Kentucky, and eastern Indiana. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and the ability to close the merger of the Company with and into First Defiance Financial Corp. that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP. CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

	September 30,	September 30,
	2019	2018	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$39,072	$31,042	25.9%
Federal funds sold	25,797	23,223	11.1%

Total cash and cash equivalents	64,869	54,265	19.5%
Securities:
Trading, at fair value	734	—	0.0%
Available for sale, at fair value	315,021	242,106	30.1%
Held to maturity (fair value of $0 and $74,812, respectively)	—	78,700	-100.0%
Loans held for sale, at fair value	113,593	95,235	19.3%
Gross loans	2,268,494	2,170,274	4.5%
Allowance for loan losses	(19,987)	(21,332)	-6.3%

Net loans	2,248,507	2,148,942	4.6%
Federal Home Loan Bank stock, at cost	13,639	19,144	-28.8%
Premises and equipment, net	21,187	21,449	-1.2%
Accrued interest receivable	8,713	8,551	1.9%
Real estate owned and other repossessed assets	948	907	4.5%
Goodwill	20,221	20,221	0.0%
Core deposit intangible	1,357	1,686	-19.5%
Customer list intangible	2,078	2,259	-8.0%
Cash surrender value of life insurance	65,401	63,789	2.5%
Other assets	30,305	31,929	-5.1%

Total assets	$2,906,573	$2,789,183	4.2%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,666,355	$1,553,204	7.3%
Noninterest bearing	421,631	383,535	9.9%

Customer deposits	2,087,986	1,936,739	7.8%
Brokered deposits	17,772	415,737	-95.7%

Total deposits	2,105,758	2,352,476	-10.5%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	—	49,025	-100.0%
Short-term advances	422,000	46,000	817.4%

Total Federal Home Loan Bank advances	422,000	95,025	344.1%
Repurchase agreements and other	—	238	-100.0%

Total borrowed funds	422,000	95,263	343.0%
Advance payments by borrowers for taxes and insurance	23,447	16,494	42.2%
Accrued interest payable	747	1,177	-36.5%
Accrued expenses and other liabilities	27,765	17,730	56.6%

Total liabilities	2,579,717	2,483,140	3.9%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 48,087,430 and 49,922,514 shares, respectively, outstanding	177,314	177,412	-0.1%
Retained earnings	211,012	186,000	13.4%
Accumulated other comprehensive loss	(12,673)	(25,783)	-50.8%
Treasury stock, at cost, 6,051,480 and 4,216,396 shares, respectively	(48,797)	(31,586)	54.5%

Total shareholders’ equity	326,856	306,043	6.8%

Total liabilities and shareholders’ equity	$2,906,573	$2,789,183	4.2%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended							For the Nine Months Ended
	September 30,	June 30,			September 30,			September 30,	September 30,
	2019	2019	Variance	F/(U)	2018	Variance	F/(U)	2019	2018	Variance	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$26,037	$26,373	$(336)	-1.3%	$24,031	$2,006	8.3%	$78,267	$70,065	$8,202	11.7%
Loans held for sale	1,067	991	76	7.7%	1,264	(197)	-15.6%	3,065	3,134	(69)	-2.2%
Securities:
Available for sale, nontaxable	235	236	(1)	-0.4%	333	(98)	-29.4%	777	1,077	(300)	-27.9%
Available for sale, taxable	1,828	1,611	217	13.5%	1,176	652	55.4%	4,702	3,584	1,118	31.2%
Held to maturity, nontaxable	—	25	(25)	-100.0%	69	(69)	-100.0%	100	181	(81)	-44.8%
Held to maturity, taxable	—	118	(118)	-100.0%	374	(374)	-100.0%	497	1,194	(697)	-58.4%
Federal Home Loan Bank stock dividends	173	245	(72)	-29.4%	289	(116)	-40.1%	707	843	(136)	-16.1%
Other interest earning assets	203	200	3	1.5%	154	49	31.8%	628	323	305	94.4%

Total interest income	29,543	29,799	(256)	-0.9%	27,690	1,853	6.7%	88,743	80,401	8,342	10.4%
Interest expense
Deposits	6,856	7,197	(341)	4.7%	5,044	1,812	-35.9%	20,627	11,931	8,696	-72.9%
Federal Home Loan Bank advances	1,103	559	544	-97.3%	1,023	80	-7.8%	2,303	4,019	(1,716)	42.7%

Total interest expense	7,959	7,756	(203)	2.6%	6,067	(1,892)	31.2%	22,930	15,950	(6,980)	43.8%

Net interest income	21,584	22,043	(459)	-2.1%	21,623	(39)	-0.2%	65,813	64,451	1,362	2.1%
Taxable equivalent adjustment	46	62	(16)	-25.8%	84	(38)	-45.2%	192	271	(79)	-29.2%

Net interest income (FTE) (1)	21,630	22,105	(475)	-2.1%	21,707	(77)	-0.4%	66,005	64,722	1,283	2.0%
Provision for loan losses	701	(51)	(752)	1474.5%	251	(450)	-179.3%	712	520	(192)	-36.9%

Net interest income after provision for loan losses (FTE)	20,929	22,156	(1,227)	-5.5%	21,456	(527)	-2.5%	65,293	64,202	1,091	1.7%

Non-interest income
Insurance agency income	575	545	30	5.5%	545	30	5.5%	1,821	1,635	186	11.4%
Brokerage income	480	409	71	17.4%	339	141	41.6%	1,259	911	348	38.2%
Service fees and other charges:
Deposit related fees	1,490	1,417	73	5.2%	1,494	(4)	-0.3%	4,247	4,186	61	1.5%
Mortgage servicing fees	908	881	27	3.1%	821	87	10.6%	2,662	2,446	216	8.8%
Mortgage servicing rights valuation	(336)	(996)	660	-66.3%	(6)	(330)	5500.0%	(1,831)	(17)	(1,814)	-10670.6%
Mortgage servicing rights amortization	(702)	(553)	(149)	26.9%	(477)	(225)	47.2%	(1,701)	(1,519)	(182)	-12.0%
Other service fees	21	21	—	0.0%	26	(5)	-19.2%	80	125	(45)	-36.0%
Net gains (losses):
Trading securities	29	39	(10)	-25.6%	—	29	0.0%	131	—	131	0.0%
Securities available for sale	128	148	(20)	-13.5%	—	128	0.0%	420	233	187	80.3%
Mortgage banking income	2,508	2,631	(123)	-4.7%	1,409	1,099	78.0%	6,815	3,972	2,843	71.6%
Real estate owned and other repossessed assets charges, net	(55)	(33)	(22)	66.7%	(45)	(10)	22.2%	(119)	(236)	117	49.6%
Debit/credit card fees	1,057	1,221	(164)	-13.4%	1,000	57	5.7%	3,213	3,126	87	2.8%
Trust fee income	434	461	(27)	-5.9%	483	(49)	-10.1%	1,360	1,425	(65)	-4.6%
Bank owned life insurance	398	397	1	0.3%	435	(37)	-8.5%	1,180	1,301	(121)	-9.3%
Other income	80	83	(3)	-3.6%	122	(42)	-34.4%	222	229	(7)	-3.1%

Total non-interest income	7,015	6,671	344	5.2%	6,146	869	14.1%	19,759	17,817	1,942	10.9%

Non-interest expense
Salaries and employee benefits	8,831	9,106	(275)	3.0%	9,107	(276)	3.0%	28,512	28,042	470	-1.7%
Occupancy	1,024	1,028	(4)	0.4%	1,094	(70)	6.4%	3,098	3,144	(46)	1.5%
Equipment and data processing	2,307	2,208	99	-4.5%	2,032	275	-13.5%	6,806	6,558	248	-3.8%
Financial institutions tax	509	509	—	0.0%	495	14	-2.8%	1,527	1,486	41	-2.8%
Advertising	407	465	(58)	12.5%	340	67	-19.7%	1,261	865	396	-45.8%
Amortization of intangible assets	127	127	—	0.0%	128	(1)	0.8%	382	373	9	-2.4%
FDIC insurance premiums	(288)	297	(585)	197.0%	294	(582)	198.0%	340	872	(532)	61.0%
Other insurance premiums	74	76	(2)	2.6%	85	(11)	12.9%	227	303	(76)	25.1%
Professional fees:
Legal fees	181	214	(33)	15.4%	356	(175)	49.2%	454	802	(348)	43.4%
Other professional fees	545	562	(17)	3.0%	651	(106)	16.3%	1,695	1,541	154	-10.0%
Supervisory fees	48	34	14	-41.2%	34	14	-41.2%	115	118	(3)	2.5%
Real estate owned and other repossessed asset expenses	39	17	22	-129.4%	25	14	-56.0%	95	95	—	0.0%
Other expenses	1,207	1,333	(126)	9.5%	1,131	76	-6.7%	4,149	3,703	446	-12.0%

Total non-interest expenses	15,011	15,976	965	6.0%	15,772	761	-4.8%	48,661	47,902	(759)	1.6%

Income before income taxes	12,933	12,851	82	0.6%	11,830	1,103	9.3%	36,391	34,117	2,274	6.7%
Taxable equivalent adjustment	46	62	(16)	25.8%	84	(38)	45.2%	192	271	(79)	29.2%
Income tax expense	2,383	2,303	80	-3.5%	2,217	166	-7.5%	6,553	6,220	333	-5.4%

Net income	$10,504	$10,486	$18	0.2%	$9,529	$975	10.2%	$29,646	$27,626	$2,020	7.3%

Earnings per common share:
Basic	$0.218	$0.216	$0.002	0.9%	$0.191	$0.027	14.1%	$0.610	$0.554	$0.056	10.1%
Diluted	0.218	0.215	0.003	1.4%	0.190	0.028	14.7%	0.608	0.551	0.057	10.3%

(1) Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Interest		Average	Interest		Average	Interest
	outstanding	earned/	Yield/	outstanding	earned/	Yield/	outstanding	earned/	Yield/
	balance	paid	rate	balance	paid	rate	balance	paid	rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$2,224,310	$26,045	4.66%	$2,207,554	$26,382	4.79%	$2,115,227	$24,031	4.54%
Loans held for sale	99,581	1,067	4.29%	84,210	991	4.71%	111,295	1,264	4.51%

Total loans, net	2,323,891	27,112	4.66%	2,291,764	27,373	4.79%	2,226,522	25,295	4.54%
Securities:
Available for sale-taxable	279,618	1,828	2.61%	243,895	1,611	2.64%	204,924	1,176	2.30%
Available for sale-nontaxable (2)	35,054	273	3.12%	33,068	283	3.42%	48,370	400	3.31%
Held to maturity-taxable	—	—	0.00%	31,498	118	1.50%	67,979	374	2.20%
Held to maturity-nontaxable (2)	—	—	0.00%	6,406	31	1.94%	12,215	86	2.82%

Total securities	314,672	2,101	2.67%	314,867	2,043	2.60%	333,488	2,036	2.44%
Federal Home Loan Bank stock	13,872	173	4.99%	15,408	245	6.36%	19,160	289	6.03%
Other interest earning assets	36,706	203	2.19%	37,240	200	2.15%	30,140	154	2.03%

Total interest earning assets	2,689,141	29,589	4.38%	2,659,279	29,861	4.50%	2,609,310	27,774	4.26%
Non-interest earning assets	181,208			181,268			177,553

Total assets	$2,870,349			$2,840,547			$2,786,863

Interest bearing liabilities:
Deposits:
Checking accounts	$770,268	2,391	1.24%	$734,458	2,138	1.16%	$635,705	1,026	0.64%
Savings accounts	286,794	27	0.04%	293,784	26	0.04%	303,247	27	0.04%
Certificates of deposit
Customer certificates of deposit	611,736	3,148	2.06%	645,115	3,231	2.00%	618,545	2,457	1.58%
Brokered certificates of deposit	226,951	1,290	2.27%	299,747	1,802	2.40%	327,120	1,534	1.86%

Total certificates of deposit	838,687	4,438	2.12%	944,862	5,033	2.14%	945,665	3,991	1.67%

Total interest bearing deposits	1,895,749	6,856	1.45%	1,973,104	7,197	1.46%	1,884,617	5,044	1.06%
Federal Home Loan Bank advances
Long-term advances	—	—	0.00%	—	—	0.00%	48,976	413	3.35%
Short-term advances	189,370	1,103	2.33%	89,879	559	2.49%	120,880	610	2.00%

Total Federal Home Loan Bank advances	189,370	1,103	2.33%	89,879	559	2.49%	169,856	1,023	2.39%
Repurchase agreements and other	125	—	0.00%	142	—	0.00%	213	—	0.00%

Total borrowed funds	189,495	1,103	2.33%	90,021	559	2.49%	170,069	1,023	2.39%

Total interest bearing liabilities	$2,085,244	7,959	1.53%	$2,063,125	7,756	1.50%	$2,054,686	6,067	1.17%

Non-interest bearing liabilities
Total noninterest bearing deposits	411,106			405,535			382,044
Other noninterest bearing liabilities	54,197			54,622			39,075

Total noninterest bearing liabilities	465,303			460,157			421,119

Total liabilities	$2,550,547			$2,523,282			$2,475,805
Shareholders’ equity	319,802			317,265			311,058

Total liabilities and equity	$2,870,349			$2,840,547			$2,786,863

Net interest income and interest rate spread		$21,630	2.85%		$22,105	3.00%		$21,707	3.09%

Net interest margin			3.21%			3.33%			3.33%
Average interest earning assets to average interest bearing liabilities			128.96%			128.90%			126.99%
Interest bearing deposits
Checking accounts	$770,268	$2,391	1.24%	$734,458	$2,138	1.16%	$635,705	$1,026	0.64%
Savings accounts	286,794	27	0.04%	293,784	26	0.04%	303,247	27	0.04%
Customer certificates of deposit	611,736	3,148	2.06%	645,115	3,231	2.00%	618,545	2,457	1.58%

Total customer deposits	1,668,798	5,566	1.33%	1,673,357	5,395	1.29%	1,557,497	3,510	0.90%
Brokered certificates of deposit	226,951	1,290	2.27%	299,747	1,802	2.40%	327,120	1,534	1.86%

Total interest bearing deposits	1,895,749	6,856	1.45%	1,973,104	7,197	1.46%	1,884,617	5,044	1.06%
Noninterest bearing deposits	411,106	—	0.00%	405,535	—	0.00%	382,044	—	0.00%

Total average deposits and cost of deposits	$2,306,855	$6,856	1.19%	$2,378,639	$7,197	1.21%	$2,266,661	$5,044	0.89%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$—	$—	0.00%	$—	$—	0.00%	$48,976	$413	3.35%
Short term advances	189,370	1,103	2.33%	89,879	559	2.49%	120,880	610	2.00%

Total Federal Home Loan Bank advances	189,370	1,103	2.33%	89,879	559	2.49%	169,856	1,023	2.39%
Repurchase agreements and other	125	—	0.00%	142	—	0.00%	213	—	0.00%

Total borrowed funds	189,495	1,103	2.33%	90,021	559	2.49%	170,069	1,023	2.39%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,496,350	$7,959	1.26%	$2,468,660	$7,756	1.26%	$2,436,730	$6,067	1.00%

Customer deposits interest bearing and noninterest bearing	$2,079,904	$5,566	1.07%	$2,078,892	$5,395	1.04%	$1,939,541	$3,510	0.72%
Brokered deposits	226,951	1,290	2.27%	299,747	1,802	2.40%	327,120	1,534	1.86%
Total borrowings	189,495	1,103	2.33%	90,021	559	2.49%	170,069	1,023	2.39%
Cost of funds	2,496,350	7,959	1.26%	2,468,660	7,756	1.26%	2,436,730	6,067	1.00%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,906,573	$2,869,116	$2,852,041	$2,811,357	$2,789,183
Total loans, net	2,248,507	2,229,326	2,215,549	2,176,842	2,148,942
Total securities	315,755	319,714	313,847	319,498	320,806
Total deposits	2,105,758	2,259,179	2,289,803	2,213,220	2,352,476
Average interest-bearing deposits	1,895,749	1,973,104	1,963,567	1,936,539	1,884,617
Average noninterest-bearing deposits	411,106	405,535	400,874	395,649	382,044
Total shareholders’ equity	326,856	317,554	314,709	309,334	306,043
Net interest income	21,584	22,043	22,186	23,494	21,623
Net interest income (FTE) (1)	21,630	22,105	22,270	23,605	21,707
Provision for loan losses	701	(51)	61	178	251
Noninterest income	7,015	6,671	6,073	5,585	6,146
Noninterest expense	15,011	15,976	17,674	17,178	15,772
Income tax expense	2,383	2,303	1,868	2,172	2,217
Net income	10,504	10,486	8,656	9,551	9,529
Share Data
Basic earnings per common share	$0.218	$0.216	$0.177	$0.192	$0.191
Diluted earnings per common share	0.218	0.215	0.176	0.191	0.190
Book value per common share	6.80	6.61	6.44	6.30	6.13
Tangible book value per common share	6.31	6.11	5.95	5.81	5.65
Market value per common share	10.78	9.57	9.35	8.85	9.67
Common shares outstanding at end of period	48,087	48,069	48,853	49,129	49,923
Weighted average shares outstanding—basic	47,961	48,463	48,854	49,445	49,683
Weighted average shares outstanding—diluted	48,164	48,644	49,113	49,695	49,947
Key Ratios
Return on average assets (2)	1.46%	1.48%	1.22%	1.36%	1.37%
Return on average equity (3)	13.14%	13.22%	10.99%	12.15%	12.25%
Return on tangible equity (4)	14.19%	14.30%	11.90%	13.16%	13.28%
Net interest margin	3.21%	3.33%	3.38%	3.58%	3.33%
Efficiency ratio	52.15%	55.37%	62.29%	54.79%	57.30%
Nonperforming loans to net loans, end of period	0.46%	0.58%	0.32%	0.30%	0.42%
Nonperforming assets to total assets, end of period	0.39%	0.48%	0.34%	0.27%	0.36%
Allowance for loan loss as a percent of loans, end of period	0.88%	0.91%	0.91%	0.93%	0.98%
Delinquent loans to total net loans, end of period	0.63%	0.58%	0.41%	0.50%	0.69%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$166,027	$154,630	$163,243	$134,143	$139,938
Owner/nonowner occupied commercial real estate	409,687	414,780	412,550	409,979	408,938
Land	19,653	16,955	17,090	16,830	16,129
Construction	127,388	138,043	135,048	141,686	132,961
Commercial and industrial	271,292	249,898	246,740	240,293	233,801

Total	994,047	974,306	974,671	942,931	931,767
Residential mortgage loans
Real estate	938,899	942,698	934,586	927,255	909,626
Construction	44,636	46,196	45,102	43,435	39,396

Total	983,535	988,894	979,688	970,690	949,022
Consumer loans
Consumer	283,641	279,531	274,998	277,041	283,108

Total	283,641	279,531	274,998	277,041	283,108

Total loans	2,261,223	2,242,731	2,229,357	2,190,662	2,163,897
Less:
Allowance for loan losses	19,987	20,482	20,446	20,443	21,332
Deferred loan costs, net	(7,271)	(7,077)	(6,638)	(6,623)	(6,377)

Total	12,716	13,405	13,808	13,820	14,955

Total loans, net	2,248,507	2,229,326	2,215,549	2,176,842	2,148,942
Loans held for sale, net	113,593	97,477	77,676	91,472	95,235

Total loans	$2,362,100	$2,326,803	$2,293,225	$2,268,314	$2,244,177

	At or for the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$134,662	$131,725	$146,244	$146,977	$140,722
Non-interest bearing checking accounts	421,631	398,340	404,644	394,208	383,535

Total checking accounts	556,293	530,065	550,888	541,185	524,257
Savings accounts	286,251	290,354	297,186	298,087	300,007
Money market accounts	653,926	606,661	550,049	466,167	489,668

Total non-time deposits	1,496,470	1,427,080	1,398,123	1,305,439	1,313,932
Certificates of deposit	591,516	644,024	630,174	616,826	622,807

Total customer deposits	2,087,986	2,071,104	2,028,297	1,922,265	1,936,739
Brokered deposits	17,772	188,075	261,506	290,955	415,737

Total certificates of deposit	609,288	832,099	891,680	907,781	1,038,544

Total deposits	$2,105,758	$2,259,179	$2,289,803	$2,213,220	$2,352,476

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$20,482	$20,446	$20,443	$21,332	$21,405
Provision	701	(51)	61	178	251
Net (chargeoffs) recoveries	(1,196)	87	(58)	(1,067)	(324)

Ending balance	$19,987	$20,482	$20,446	$20,443	$21,332

	At or for the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$4	$4	$113	$(99)	$4
Owner/nonowner occupied commercial real estate	12	165	28	38	12
Land	—	—	—	—	150
Construction	—	—	1	—	11
Commercial and industrial	(897)	1	(84)	(765)	(275)

Total	(881)	170	58	(826)	(98)
Residential mortgage loans
Real estate	(186)	(53)	78	(131)	(141)
Construction	—	—	—	—	—

Total	(186)	(53)	78	(131)	(141)
Consumer loans
Consumer	(130)	(30)	(194)	(110)	(85)

Total	(130)	(30)	(194)	(110)	(85)

Total net chargeoffs	$(1,197)	$87	$(58)	$(1,067)	$(324)

	At or for the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$—	$—	$—	$171	$275
Owner/nonowner occupied commercial real estate	3,610	2,688	1,565	13	1,101
Land	—	—	—	—	—
Construction	—	—	—	—	—
Commercial and industrial	785	4,678	456	531	1,489

Total	4,395	7,366	2,021	715	2,865
Residential mortgage loans
Real estate	4,233	4,365	3,883	4,170	4,426
Construction	—	—	—	—	—

Total	4,233	4,365	3,883	4,170	4,426
Consumer loans
Consumer	1,689	1,141	1,203	1,654	1,770

Total	1,689	1,141	1,203	1,654	1,770

Total nonperforming loans	$10,317	$12,872	$7,107	$6,539	$9,061

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$7,107	$5,392	$4,351	$5,750	$8,200
Past due 90 days and still accruing	—	—	—	—	—

Past due 90 days	7,107	5,392	4,351	5,750	8,200
Past due less than 90 days and on nonaccrual	3,210	7,480	2,756	789	861

Total nonperforming loans	10,317	12,872	7,107	6,539	9,061
Other real estate owned	880	871	1,143	1,049	907
Other classified assets	—	—	1,479	—	—
Repossessed assets	82	84	37	39	—

Total nonperforming assets	$11,279	$13,827	$9,766	$7,627	$9,968

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands, except per share data)
Average shareholders equity	$319,802	$317,265	$315,006	$314,464	$311,058
Average intangible assets	23,740	23,867	23,994	24,123	24,144

Average tangible equity	$296,062	$293,398	$291,012	$290,341	$286,914

Net income	$10,504	$10,486	$8,656	$9,551	$9,529
Return on tangible equity	14.19%	14.30%	11.90%	13.16%	13.28%

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands)
Interest income	$29,543	$29,799	$29,401	$30,170	$27,690
Fully taxable equivalent adjustment	46	62	84	111	84

Fully taxable equivalent interest income	29,589	29,861	29,485	30,281	27,774
Interest expense	7,959	7,756	7,215	6,676	6,067

Fully taxable net interest income	$21,630	$22,105	$22,270	$23,605	$21,707

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$326,856	$317,554	$314,709	$309,334	$306,043
Goodwill	20,221	20,221	20,221	20,221	20,221
Customer list intangible	2,078	2,123	2,169	2,214	2,259
Core deposit intangible	1,357	1,439	1,521	1,603	1,686
Total common shares outstanding	48,087,430	48,068,790	48,852,688	49,128,875	49,922,514
Tangible book value, as reported	$6.31	$6.11	$5.95	$5.81	$5.65

Reconciliation of Net Interest Margin, Non-Interest Income and Non-Interest Expense:

	At the quarters ended		At the quarters ended
	September 30, 2019	September 30, 2018	June 30, 2019	June 30, 2018
Net interest income (FTE)	$21,630	$21,707	$22,105	$21,385
less: purchase accounting	(213)	(383)	(271)	(463)

Adjusted net interest income	21,417	21,324	21,834	20,922
Average earning assets	2,689,141	2,609,310	2,659,279	2,550,587
Net interest margin excluding purchase accounting	3.18%	3.27%	3.29%	3.28%
Non-interest income	$7,015	$6,146	$6,671	$5,852
less: mortgage servicing valuation adjustment	336	6	996	20

Non-interest income, adjusted	7,351	6,152	7,667	5,872
Non-interest income % increase	19.5%		30.6%
Non-interest expense	$15,011	$15,772	$15,976	$15,530
Non-interest expense % increase	-4.8%		2.9%